UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 25, 2016

STAG INDUSTRIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-34907	27-3099608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:  (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                               DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 25, 2016, STAG Industrial, Inc., a Maryland corporation (the “Company”), and Geoffrey G. Jervis, the Company’s Chief Financial Officer, Executive Vice President and Treasurer, agreed that Mr. Jervis’s employment with the Company would terminate effective February 25, 2016.

Pursuant to the terms and conditions of the Executive Employment Agreement and the several LTIP Unit Agreements between the Company and Mr. Jervis and the Company’s 2015 Outperformance Program (the “2015 OPP”) and provided certain conditions are met, Mr. Jervis will receive a severance package from the Company, including a lump sum cash payment, the continuation of certain insurance benefits, immediate vesting of outstanding LTIP units and eligibility to receive a pro-rated award payment under the 2015 OPP.  The Company currently estimates that it will recognize an expense in accordance with generally accepted accounting principles of approximately $3.2 million as a result of the above items (together with compensation through February 25), approximately $1.7 million of which is expected to be non-cash expense.

In addition, on January 26, 2016, the Company announced that its Board of Directors appointed William R. Crooker as Chief Financial Officer, Executive Vice President and Treasurer, effective immediately.

Mr. Crooker most recently served as the Company’s Chief Accounting Officer and Senior Vice President of Capital Markets, positions he has held since 2011 and 2015, respectively.  Prior to the formation of the Company, Mr. Crooker served as the Chief Accounting Officer for the Company’s predecessor, STAG Capital Partners, LLC from 2010 to 2011, where he was responsible for the company’s accounting, tax, and financial reporting.  From 2002 to 2010, Mr. Crooker worked for KPMG LLP in its real estate practice focusing primarily on publicly traded real estate investment trusts.  He held various positions with KPMG LLP, including most recently as senior manager.  Mr. Crooker, 36, is a certified public accountant and received his Bachelor of Science degree in accounting from Bentley University.

The Company anticipates entering into an employment agreement with Mr. Crooker in a form consistent with the Company’s employment agreements with its other executive officers.

Forward-Looking Statements

This report, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. Forward-looking statements in this report include statements about the expected severance package, estimated cash and non-cash expenses associated with the termination of employment and the expectation of entering into a new employment agreement (including the anticipated form thereof). You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the terms and conditions of any separation or release agreement entered into by the Company, the possibility of litigation or arbitration and the risk factors discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2014 as updated by the Company’s quarterly reports on Form 10-Q. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

Dated: January 26, 2016	By:	/s/ Jeffrey M. Sullivan
Jeffrey M. Sullivan
Executive Vice President, General Counsel And Secretary

3